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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): July 12, 1999
                                                          -------------



                        INDYMAC MORTGAGE HOLDINGS, INC.
                        -------------------------------
            (Exact name of registrant as specified in its charter)



        Delaware                      1-08972                  95-3983415
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     (State or other                (Commission               (IRS Employer
     jurisdiction of                File Number)           Identification No.)
     incorporation)


              155 North Lake Avenue, Pasadena, California  91101
           --------------------------------------------------------
         (Address, including zip code, of principal executive office)

                                (800) 669-2300
              --------------------------------------------------
             (Registrant's telephone number, including area code)
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Item 5.   Other Events.
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          On July 12, 1999, IndyMac Mortgage Holdings, Inc. ("IndyMac") and SGV
Bancorp, Inc. ("SGV") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which IndyMac will acquire SGV by means of the merger of IndyMac with and into SGV (the "Merger").

          IndyMac is a Delaware corporation and a real estate investment trust or "REIT" located in Pasadena California. As of March 31, 1999, IndyMac had total assets of approximately $ 4.1 billion and stockholders' equity of approximately $883 million. SGV is a Delaware corporation and a registered thrift holding company located in West Covina, California. As of March 31, 1999, SGV had total assets of approximately $465 million, total deposits of approximately $324 million, and stockholders' equity of approximately $32 million, and operated eight branches in the West Covina area.

          The Merger is part of IndyMac's recently announced strategy to convert from a REIT to a taxable growth oriented depository institution. As a result of the Merger, the stockholders of IndyMac will become the stockholders of SGV. The surviving corporation from the Merger will be a thrift holding company regulated by the Office of Thrift Supervision ("OTS"), and IndyMac will contribute most of its assets to the thrift holding company's savings and loan subsidiary. As a result of the Merger, the directors and officers of SGV will resign and the directors and officers of IndyMac will serve as the directors and officers of the surviving corporation. Additionally, SGV's current Chief Executive Officer and Chief Financial Officer have agreed to enter into employment contracts with the surviving corporation pursuant to which they shall remain employed by the surviving corporation for a period of at least six months following the effective time of the Merger (the "Effective Time").

          At the Effective Time, each share of the $.01 par value common stock of IndyMac ("IndyMac Common Stock") outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive one share of the $.01 par value common stock of SGV ("SGV Common Stock"). Each right to purchase or receive shares of IndyMac Common Stock, pursuant to stock options or restricted stock granted by IndyMac under the existing stock-based compensation plans of IndyMac, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become one right with respect to the common stock of the surviving corporation.

          Upon consummation of the Merger, each share of SGV Common Stock (with certain exclusions) issued and outstanding at the Effective Time shall be converted into and exchanged for the right to receive a cash payment in the amount of $25.00 without interest (subject to adjustment as described below, the "Per Share Purchase Price"). In addition, at the Effective Time, all rights with respect to SGV Common Stock, pursuant to stock options or stock appreciation rights granted by SGV under the existing stock-based equity compensation plans of SGV, which are outstanding at the Effective Time, whether or not exercisable, shall be cancelled in exchange for an amount in cash equal to the difference (if positive) between the Per Share Purchase Price and the exercise price for each share of SGV Common Stock to which the option or right relates.

                                      -2-
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          The Per Share Purchase Price may be increased or decreased based on a comparison of SGV's Net Portfolio Value ("NPV") as of the end of the month immediately preceding the Effective Time, to SGV's consolidated common stockholders' equity at June 30, 1999. In the event that the Per Share Purchase Price is adjusted due to a change in SGV's NPV, the adjustment will not cause the Per Share Purchase Price to decline below $22.50 or increase above $27.50.

          The Per Share Purchase Price may also be increased, in the event that the OTS has not issued its consent to the Merger before July 12, 2000 (the "Termination Date"), and IndyMac extends the Termination Date to a date not later than October 12, 2000. If IndyMac exercises such option, the Per Share Purchase Price will be increased by an amount equal to the quotient obtained by dividing (i) $1,000,000 by (ii) total number of shares of SGV Common Stock outstanding immediately prior to the Effective Time and the total number of shares of SGV Common Stock issuable at the Effective Time upon the exercise in full of all options to purchase SGV Common Stock. Any increase in the Per Share Purchase Price resulting from IndyMac's election to extend the Termination Date will be separate from any increases or decreases in the purchase price made as a result of an increase or decrease in SGV's NPV. Based on the number of shares of SGV Common Stock issued and outstanding and the number of shares of SGV subject to stock options on the date of the Agreement, and assuming no adjustment to the Per Share Purchase Price, the total amount of cash consideration (without netting the aggregate exercise prices of SGV's outstanding stock options) IndyMac will pay to the SGV stockholders in connection with the Merger is estimated to be approximately $62.5 million.

          The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and is to be accounted for as a purchase.

          Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval by the stockholders of IndyMac and SGV of appropriate matters relating to the Agreement and the Merger required to be approved under applicable law; (ii) receipt of certain regulatory approvals from the OTS, certain state regulatory authorities, and certain other regulatory authorities; (iii) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; and (iv) satisfaction of certain other conditions.

          The Agreement and the Merger will be submitted for approval at separate meetings of the stockholders of SGV and IndyMac. Prior to such stockholders' meetings, SGV will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of SGV Common Stock to be issued in exchange for the outstanding shares of IndyMac Common Stock. The registration statement will include a joint proxy statement for the separate meetings of the stockholders of SGV and IndyMac, respectively.

          A copy of the Agreement and the press release of IndyMac announcing the Merger are being filed as Exhibits 2.1 and 99.1, respectively, to this report, and such materials are incorporated herein by reference.


                                      -3-

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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INDYMAC MORTGAGE HOLDINGS, INC.
                                        (Registrant)


                                   By:   /s/ Melissa K. Gerard
                                       ----------------------------
                                         Melissa K. Gerard
                                       ----------------------------
                                         Senior Vice President and
                                       ----------------------------
                                          General Counsel
                                       -----------------------------

Date:  July 13, 1999


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                               INDEX TO EXHIBITS
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                                                                    Sequential
 Exhibit                                                              Page No.
 -------                                                            ----------

   2.1   Agreement and Plan of Merger by and between SGV Bancorp,
         Inc. and IndyMac Mortgage Holdings, Inc., dated as of
         July 12, 1999...........................................

  99.1   Press Release...........................................